Exhibit 99.1

Year-to-Date Gross Sales for Mytesi, the FDA-Approved Human Prescription Drug Product of Jaguar Health’s Wholly-Owned Subsidiary, Napo Pharmaceuticals, Total $2.8 Million

Expansion of National Salesforce Continues for Mytesi as Napo Significantly Ramps Up Post-Merger Product Commercialization and Launch Activities in Response to Impact of Over 50% Sales Growth Since Merger

San Francisco, CA (November 14, 2017): Jaguar Health, Inc. (NASDAQ: JAGX) (Jaguar), a commercial stage natural-products pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis, announced today that gross sales for Mytesi® (crofelemer), the first-in-class, FDA-approved anti-secretory human prescription drug product of Jaguar’s wholly-owned subsidiary, Napo Pharmaceuticals, Inc. (Napo), total approximately $2.8 million from January 1st, 2017 through October 31, 2017.

The average monthly Mytesi® sales from August through October of this year increased over 50% relative to average monthly Mytesi® sales that took place from January through July of 2017, which is before substantial sales and marketing efforts were initiated in the combined Company.

“The merger of Jaguar and Napo became effective on July 31, 2017. Napo’s receipt of cash is based on gross sales, defined as cashflow from the movement of product from our third-party logistics warehouse to wholesalers. Gross sales, in August, September, and October of 2017, were approximately $1.1 mm for Mytesi®. With the onboarding of three additional HIV sales personnel this month, and the refilling rate of Mytesi® prescriptions for a chronic disease, we expect continued growth for future Mytesi® sales, “ Lisa Conte, Jaguar’s president and CEO, stated.

Commercialization and distribution for Mytesi®, the only antidiarrheal studied in and U.S. FDA-approved for the symptomatic relief of noninfectious diarrhea in adults living with HIV/AIDS on antiretroviral therapy (ART), initiated in the beginning of 2017, and, until the second quarter of 2017, the effort was limited to one full-time-equivalent sales representative. Following the merger of Jaguar and Napo, Mytesi®-related commercial resources and initiatives expanded to include a rollout of marketing, medical education, advertising, and direct-to-consumer activities to support what the Company had concluded was necessary for sales representation—full-time representatives directly reporting to a Napo national sales director. Napo now has a direct sales force of seven highly trained representatives who report to Pete Riojas, National Sales Director, and started calls to healthcare professionals the week of October 16th, and the Company has hired an additional three Mytesi® sales representatives, who start work this month. Six of these new representatives are former long-term employees of the HIV portfolio business of drugmaker Bristol-Myers Squibb (BMS), and others possess extensive experience in drug sales to both HIV healthcare providers and gastroenterologists.

GAAP Reported Mytesi® Revenues, Contrasted with Operational Mytesi® Sales (a Cashflow Activity)

The Company recognizes net Mytesi® revenue by deducting allowances and medicaid charges from Mytesi® proceeds when product moves from wholesalers to retail organizations. Gross sales figures issued by the Company represent Mytesi® orders placed by wholesalers with Jaguar’s third-party logistics warehouse which generate invoiced sales and cashflow for Napo.  As stated in the third-quarter earnings report to be filed by Jaguar with the U.S. Securities and Exchange Commission, which only includes Mytesi® figures for the post-merger time period of August and September of this year, Mytesi® revenue in August and September totaled approximately $166,000 and $198,000, respectively. For the month of October, 2017, Mytesi® revenue totaled approximately $207,000.

“No Mytesi® revenues from January 1 through July 31, 2017 are reported in Jaguar’s financial results, as this time period was prior to the effective date of the merger. However, the total to-date sales of Mytesi®, along with the sales growth that the merged organization has been able to achieve in short time through substantial sales and marketing efforts, indicates the existence of an important commercial asset,” commented Karen Wright, Jaguar’s CFO, who supported the commercial launches of multiple prescription products while with Genentech.

Note Regarding Use of Non-GAAP Measures

Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of Mytesi®, salesperson performance, and product growth or declines. We believe that the presentation of gross sales provides a closer to real-time useful measure of our operating performance. Gross sales is not a measure that is recognized under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

Mytesi® is a prescription treatment for diarrhea that works differently, by acting locally in the GI tract to normalize the flow of water. Mytesi® does not have drug-drug interactions with ART, does not affect GI motility, and has side effects that are similar to placebo.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage natural-products pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Mytesi® is in development for multiple possible follow-on indications, including cancer therapy-related diarrhea; orphan-drug indications for infants and children with congenital diarrheal disorders and short bowel syndrome; supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and as a second-generation anti-secretory agent for use in cholera patients. Canalevia™ is our lead animal prescription drug candidate, intended for treatment of various forms of diarrhea in dogs. Equilevia™ is Jaguar’s non-prescription product for total gut health in equine athletes. Canalevia™ and Equilevia™ contain ingredients isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm™ Calf and Neonorm™ Foal are Jaguar’s lead non-prescription animal products. Mytesi®, Canalevia™, Equilevia™ and Neonorm™ are distinct products that act at the same last step in a physiological pathway generally present in mammals.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s and Napo’s expectation that continued growth will occur for future Mytesi® sales, and planned, potential follow-on indications for Mytesi®. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX